Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 9, 2021, is entered into by and among each of the grantors listed on the signature pages hereof and those additional entities that hereafter become grantors hereunder by executing a joinder substantially in the form of Exhibit A hereto (each a “Grantor” and collectively the “Grantors”) and Eagle Point Credit Management LLC (“Eagle Point”), as administrative agent (together with its successors and assigns, in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined below).

WHEREAS, concurrently herewith, Terra Income Fund 6, Inc., a Maryland corporation (together with any Subsidiary that may join as a borrower thereunder, the “Borrower”) is entering into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the lenders from time to time party thereto (the “Lenders”) and the Agent, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain Loans and Loan Commitments to the Borrower;

WHEREAS, each of the Lenders, their Affiliates and the Agent are being herein referred to collectively as the “Secured Parties”;

WHEREAS, each Grantor will realize substantial direct and indirect benefits as a result of the extension of credit to the Borrower pursuant to the Credit Agreement;

WHEREAS, the obligations of the Secured Parties to enter into the Credit Agreement and the other Transaction Documents and of the Lenders to make Loans thereunder are subject to the condition, among others, that each Grantor shall execute and deliver this Agreement pursuant to which each Grantor shall grant the security interest hereinafter described;

NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and the other Transaction Documents and to agree, subject to the terms and conditions set forth therein, to make the Loans and Loan Commitments to the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Defined Terms. Unless otherwise defined herein or set forth below, terms defined in the Credit Agreement and used herein shall have the meanings given them in the Credit Agreement. Further, unless otherwise defined herein, terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted and in effect from time to time in the State of New York (the “UCC”) are used in this Agreement as such terms are defined in such Article 8 or 9 of the UCC (including without limitation, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Proceeds, Securities, Securities Accounts, Security Entitlements and Supporting Obligations).

“Account Debtor” means any Person who may become obligated to the Borrower under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Custody Account” means, collectively, the securities account(s) set forth on Schedule 8 to the Perfection Certificate maintained with the Custodian, as the same may be re-designated, renumbered or otherwise modified.

“Pledged Equity” means, with respect to each Grantor, 100% of the issued and outstanding Equity Interests of each Subsidiary that is directly owned by such Grantor as set forth on Schedule V (as updated from time to time in accordance with Section 5(n) of the Credit Agreement), together with the certificates (or other certificated security or Instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)            all equity interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)            in the event of any consolidation or merger involving any issuer and in which such issuer is not the surviving Person, all shares of each class of the equity interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor.

2.       Security Interest. As security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof, each Grantor hereby grants to the Agent for itself and for the benefit of the other Secured Parties a security interest in and lien on all of such Grantor’s right, title and interest in and to all tangible and intangible property and Fixtures of such Grantor, whether now owned or existing or hereafter acquired or arising, together with any and all additions, accessions, accessories and accoutrements thereto and replacements therefor and Proceeds and products thereof (collectively referred to as the “Collateral”), including without limitation, the property described below:

(a)       all Accounts;

(b)       all cash and cash equivalents;

(c)       all Chattel Paper;

(d)       all Commercial Tort Claims (including without limitation, the Commercial Tort Claims set forth on the Perfection Certificate for such Grantor attached as Schedule I hereto);

(e)       the Custody Account and all Financial Assets, Money and Securities held therein or credited thereto, all Security Entitlements in respect thereof, and all other assets indicated on the Custodian’s books and records as being credited to or recorded in the Custody Account and all assets held by the Custodian as bailee for the Agent;

(f)       all Deposit Accounts;

(g)       all Documents;

(h)       all Equipment;

(i)       all Fixtures;

(j)       all General Intangibles;

(k)       all Goods;

(l)       all Intellectual Property;

(m)       all Instruments;

(n)       all Inventory;

(o)       all Investment Property;

(p)       all Letter-of-Credit Rights;

(q)       all Pledged Equity;

(r)       all books and records pertaining to any of the Collateral;

(s)       all rights under contracts, agreements, authorizations, permits, consents, orders, licenses, franchises and leases;

(t)       the entire goodwill of such Grantor’s business and other General Intangibles (including know-how, trade secrets, customer lists, proprietary information, inventions, engineering, tests and test results, methods, procedures and formulae) connected with the use of and symbolized by any Intellectual Property of such Grantor;

(u)       [reserved];

(v)       all rights under leases of real and personal property;

(w)       all other tangible or intangible personal property not otherwise described above; and

(x)       all accessions to, substitutions for and replacements, Proceeds, Supporting Obligations and products of any of the foregoing and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty payable by reason of loss or damage or otherwise in respect of any of the foregoing.

Notwithstanding the foregoing, and with respect to the grant of security interests and liens hereunder only, the term “Collateral” shall not include, and the Grantors shall not be deemed to have granted a security interest in (collectively, “Excluded Property”): (i) any “intent to use” Trademark applications for which a Statement of Use has not been filed, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance of a Statement of Use, such intent-to-use applications shall be included in the definition of Collateral, (ii) any rights or interests in any lease, license, contract, or agreement (other than any lease, license, contract, or agreement between such Grantor and its subsidiaries) to the extent, but only to the extent, that a grant of a security interest therein constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Grantor in such property and then only to the extent that any law, rule or regulation or contractual provision giving rise to such abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law, including without limitation, any bankruptcy or insolvency law, or principles of equity, (iii) any license or permit from any Governmental Authority, any of the Grantors’ rights or interests in any contract or agreement to which any such Grantor is a party or any Equipment subject to a purchase money security interest or equipment lease (collectively, “Encumbered Equipment”), or other asset in which any Grantor has or hereafter acquires any right, title or interest if and to the extent such Grantor’s right, title or interest in such Encumbered Equipment or other asset is subject to a contractual provision or other restriction on assignment that such creation of a security interest in the right, title or interest of such Encumbered Equipment or asset would be prohibited and would, in and of itself, cause or result in a default thereunder, in each case, to the extent, but only to the extent, that the terms of any such license, permit, contract or agreement expressly prohibit the granting of a lien or an assignment by such Grantor with respect to such license, permit, contract or agreement, or result in a default under such contract or agreement and then only to the extent that (A) any necessary consent to such grant or assignment shall have not been obtained and (B) the terms of any such license, permit, contract or agreement are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law, including without limitation, any bankruptcy or insolvency law, or principles of equity, (iv) all Commercial Tort Claims owned by any Grantor on the Closing Date with a value of less than $1,000,000, (v) all motor vehicles, (vi) all Equipment with a fair market value of less than $1,000,000, and (vii) all Excluded Accounts; provided, however, that (x) immediately and automatically upon the ineffectiveness, lapse, cessation or termination of any provision of any contract, agreement, indenture, permit, license, any law or any condition or circumstance, the existence of which caused any asset or property to constitute “Excluded Property” hereunder, such asset or property shall no longer constitute “Excluded Property” hereunder and the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in and lien on, all such Grantor’s rights and interests in such asset or property as if such provision, law, condition or circumstance had never been in effect, (y) “Excluded Property” shall in no event include, and the Grantors shall be deemed to have granted to the Agent a security interest in and lien on, any Account, account receivable, money or other amounts due or to become due to the Grantors under any license, permit, contract or agreement referred to in clause (ii) or (iii) above and (z) “Excluded Property” shall in no event include, and the Grantors shall be deemed to have granted to the Agent a security interest in and lien on, any and all proceeds from the sale or other disposition of Excluded Property. Notwithstanding anything herein or in any other Transaction Document to the contrary, for the avoidance of doubt, with respect to Collateral, no Grantor shall be obligated or required to take any action in any non-United States jurisdiction to perfect the Agent’s security interest in any such Collateral.

3.       Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the Obligations (as defined in the Credit Agreement) (herein referred to as the “Secured Obligations”).

4.       Perfection Certificate. Each of the Grantors has delivered to the Agent a Perfection Certificate in the form appended hereto as Schedule I. Each Grantor represents that the completed Perfection Certificate delivered to the Agent is true and correct in all material respects and the facts contained in such certificate are accurate in all material respects, in each case, as of the date of such delivery.

5.       Special Representations, Warranties and Covenants of the Grantors. Each Grantor hereby represents, warrants and covenants to the Secured Parties that:

(a)       As of the date hereof, Schedule I for each Grantor attached hereto accurately sets forth the following information for such Grantor: (i) the exact legal name of such Grantor; (ii) the type of organization of such Grantor; (iii) the jurisdiction of organization of such Grantor; (iv) the organizational identification number of such Grantor or, if the Grantor does not have an organizational number, a statement that the Grantor has none; and (v) the chief executive office and the current locations of all Collateral of such Grantor. If a Grantor (x) changes its type of organization, jurisdiction of organization, or other legal structure except as otherwise permitted under the Credit Agreement, (y) changes its chief executive office from the location set forth in the respective Schedule I or (z) makes any change in such Grantor’s legal name or mailing address or organizational identification number if it has one, without, in the case of this clause (y) and (z), then such Grantor shall deliver written notice to the Agent at least 10 days prior to making such change (or such shorter period as the Agent shall agree in its sole discretion).

(b)       Except for the security interest created hereunder and as otherwise expressly permitted by the Credit Agreement, each Grantor is the owner of its Collateral free from any lien, security interest or encumbrance (other than any Permitted Liens) and each Grantor will defend its Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(c)       As of the date hereof, no Grantor holds any Commercial Tort Claims, as defined in Article 9 of the UCC, except as indicated on the respective Schedule I of such Grantor attached hereto. If any of the Grantors shall at any time acquire a Commercial Tort Claim in excess of $1,000,000, such Grantor shall promptly notify the Agent in a writing of the brief details thereof, with such writing to be in form and substance reasonably satisfactory to the Agent.

(d)       [Reserved].

(e)       [Reserved].

(f)       [Reserved].

(g)       Each Grantor will promptly execute and deliver to the Agent, or authorize the filing by the Agent of, such financing statements, certificates and other documents or instruments (including, without limitation, this Agreement and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), with or without the Grantor’s signature, as may be reasonably necessary to enable the Agent to perfect or from time to time renew the security interest granted hereby and in any additional Collateral hereafter acquired by such Grantor or in any replacements or proceeds thereof. Each Grantor authorizes and appoints the Agent, in case of need, to execute, as applicable, and file such financing statements, certificates and other documents pertaining to the Secured Parties’ security interest in the Collateral in its stead if such Grantor fails to so execute or file such documents, with full power of substitution, as such Grantor’s attorney-in-fact.

(h)       Each Grantor agrees that the Agent may, at any time and from time to time on and after the Closing Date, file in such Grantor’s jurisdiction of formation financing statements and amendments thereto that (i) indicate the Collateral (x) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset falls within the scope of Article 9 of the UCC of such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) which contain any other information required by Article 9 of the UCC (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement or amendment, including whether any Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. The Grantors agree to furnish any such information to Agent promptly upon request.

(i)       The records concerning all material accounts, accounts receivable and other intangible Collateral of each Grantor are and will be kept at the address shown in the respective Schedule I pertaining to such Grantor as the chief executive office of such Grantor or as otherwise set forth in the Perfection Certificate (in each case subject to Section 5(a) hereof).

(j)       [Reserved].

(k)       As of the date hereof, Schedules II, III, and IV hereto, respectively, are true, correct and complete lists as of the date hereof of all registered and applied for Patents, Trademarks and Copyrights owned by the Grantors.

(l)       Except as indicated on Schedules II, III, and IV attached hereto, each Grantor is, and, as to the Patents, Trademarks and Copyrights acquired by it from time to time after the date hereof, such Grantor will be, the sole and exclusive owner of or, as applicable, the licensee of all such Patents, Trademarks and Copyrights.

(m)       Set forth on Schedule V, as of the Closing Date and as of the last date such schedule was required to be updated in accordance with Section 5(n) of the Credit Agreement, is a list of all Pledged Equity owned by each Grantor hereto. All Pledged Equity as of the Closing Date is duly authorized and validly issued and to the extent applicable, is fully paid and non-assessable. The security interest in the Pledged Equity does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System. All certificated Pledged Equity owned by a Grantor as of the Closing Date has been delivered to the Agent as required by the terms of the Agreement and the other Transaction Documents.

(n)       No Pledged Equity consisting of equity interests in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security within the meaning of Section 8-103 of the UCC or (iv) is held in a Securities Account not subject to a Control Agreement.

(o)       If Collateral shall be or become evidenced by any certificate or Instrument constituting Pledged Equity, such Grantor shall deliver to the Agent such certificate or Instrument (A) on the Closing Date, if applicable, and (B) if acquired or certificated after the Closing Date, promptly upon (but in any event within ten (10) days (or such longer period as the Agent may reasonably agree)) of the receipt thereof. Prior to delivery to the Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank on undated stock powers, in form and substance reasonably satisfactory to the Agent.

(p)       The Grantors have made and will continue to make all necessary filings and recordations from time to time to protect their interests in the Intellectual Property that is material to the business of the Grantors, including, without limitation, the appropriate recordations of their interests in the Intellectual Property in the United States Patent and Trademark Office and their claims to all Copyrights in the United States Copyright Office, as applicable, and as otherwise requested from time to time by the Agent, but in any event, in a manner consistent with commercially reasonable business practices. The Grantors have used and will continue to use required statutory notice to protect their interests in the Intellectual Property that is material to the business of the Grantors. The Grantors will properly maintain and protect all Intellectual Property material to their business and in accordance with all laws, rules and regulations applicable to all of the material Intellectual Property.

(q)       The Grantors will take commercially reasonable measures, whether by action, suit or proceeding or otherwise, to protect against the material infringement or counterfeiting by others of any of the Intellectual Property material to the Grantors’ business, and for that purpose the Grantors agree to take commercially reasonable measures to diligently maintain any action, suit or proceeding against any Person so infringing as is necessary to protect against such material infringement or as is necessary to protect such Intellectual Property, except as shall be consistent with commercially reasonable business judgment and in a manner that would not reasonably be expected, individually or in the aggregate, to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Agent in relation thereto. The Grantors will not permit to lapse or become abandoned, settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property material to their business.

(r)       If the Grantors file a Patent, Trademark or Copyright application in the U.S. that is material to the business of the Grantors, then the Grantors will provide written notice to the Agent within 30 (thirty) days of such application (or such longer period as the Agent may permit in its reasonable discretion). The Grantors shall file and prosecute diligently all applications for registration of material Intellectual Property now or hereafter pending that would be necessary to the business of the Grantors to which any such applications pertain, and to take commercially reasonable efforts to preserve and maintain all rights in such applications and in all registered Intellectual Property material to their business, except as shall be consistent with commercially reasonable business judgment and in a manner that would not reasonably be expected, individually or in the aggregate, to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Agent in relation thereto. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Grantors. The Grantors shall not abandon any right to file a Patent, Trademark or Copyright application in the U.S. or any pending Patent, Trademark or Copyright application in the U.S. or any registered Intellectual Property, in each case material to their business.

(s)       [Reserved].

(t)       [Reserved].

(u)       [Reserved].

(v)       [Reserved].

(w)       No Investment Assets or other Collateral is evidenced or represented by any certificate, Instrument, note or Chattel Paper other than such as has been delivered to and is in the possession of the Agent or the Custodian.

(x)       The Grantors shall at any time and from time to time execute and deliver, or cause to be executed and delivered, such other agreements, instruments, certificates and documents and take, or cause to be taken, such other actions as the Agent may reasonably request to insure the continued protection, perfection and priority of the Agent’s security interest in any of the Collateral.

6.       Events of Default. As used herein, an “Event of Default” shall mean the occurrence of an Event of Default under the Credit Agreement.

7.       Rights and Remedies of Secured Parties. Upon the occurrence and during the continuance of any Event of Default, the Agent and the other Secured Parties shall have the following rights and remedies:

(a)       All rights and remedies provided by law, including, without limitation, those provided by the UCC;

(b)       All rights and remedies provided in this Agreement; and

(c)       All rights and remedies provided in the Credit Agreement, in the other Transaction Documents or in any other agreement, document or instrument pertaining to the Secured Obligations.

8.       Royalty Free License. Upon the occurrence and during the continuance of any Event of Default, the Agent has the right to dispose of any of the Collateral which is subject to a Patent, Trademark or Copyright which any of the Grantors own or control through a license or otherwise, and such Grantor grants to the Secured Parties a royalty free license (to the extent such rights are assignable) to use any such Patent, Trademark or Copyright, in addition to the grant of any security interest granted to the Secured Parties in such Patent, Trademark or Copyright (if any) to dispose of any such Collateral. Such royalty free license shall extend to any person or persons purchasing such Collateral from the Secured Parties.

9.       Right of Agent to Dispose of Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other applicable law (except as waived herein to the extent permitted by Applicable Law), the Agent shall have the right to take possession of the Collateral. The Agent may require the Grantors to make the Collateral available to the Agent at a place to be designated in writing by the Agent or transfer any information related to the Collateral to the Agent by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Grantors at least 10 days’ prior written notice in accordance with Section 21 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.       Right of Agent to Use and Operate Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other Applicable Law, the Agent shall have the right and power to (a) take possession of all or any part of the Collateral, and to exclude the Grantors and all persons claiming under the Grantors wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same and (b) grant a license to use, or cause to be granted a license to use, any or all of the Intellectual Property (in the case of Trademarks, along with the goodwill associated therewith, and in the case of Trademark licenses, subject to the quality control provisions of the original licenses) constituting Collateral or any part thereof, in each case free of all rights and claims of the Grantors therein and thereto. Upon any such taking of possession, the Agent may, from time to time, at the expense of the Grantors, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Agent may deem proper. In any such case the Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Grantors in respect thereto as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Agent may see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may reasonably elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Agent may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable and documented out-of-pocket attorneys’ fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied as provided in Section 12 hereof.

11.       Collection of Accounts Receivable, etc. Upon the occurrence and during the continuance of an Event of Default, each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney-in-fact (a) to endorse and collect any cash proceeds of the Collateral; (b) to apply the payments on and collections and proceeds of such Grantor’s Accounts and accounts receivable in accordance with Section 2(l) of the Credit Agreement; (c) to endorse the name of such Grantor upon items of payment and/or proceeds of Collateral of the Grantors and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Account or account receivable of the Grantors or goods pertaining thereto; (d) to take control in any manner of any item of payment or proceeds thereof; (e) to have access to any lock box or postal box into which any mail of such Grantor is deposited; (f) to open and process all mail addressed to such Grantor and deposited in any lock box or postal box of such Grantor or otherwise; (g) to sell or assign any Accounts or account receivable of such Grantor upon such terms, for such amounts and at such time or times as the Agent deems advisable; (h) to notify any parties obligated on any of the Accounts and accounts receivable of such Grantor to make payment directly to the Agent of any amounts due or to become due; (i) to demand, sue for and collect payment or enforce payment of the Accounts or accounts receivable of such Grantor in the name of the Agent or such Grantor; (j) to sign such Grantor’s name on any invoice or bill of lading relating to the Accounts or accounts receivable of such Grantor, any drafts against any party obligated on any such Accounts or accounts receivable and any assignments and verifications of such Accounts or accounts receivable; (k) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Accounts of such Grantor and any other Collateral; (l) to settle, adjust, compromise, extend or renew the Accounts and accounts receivable of such Grantor; (m) to settle, adjust or compromise any legal proceedings brought to collect the Accounts and accounts receivable of such Grantor; (n) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any party obligated on any of the Accounts and accounts receivable of such Grantor; (o) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts or account receivables of such Grantor; and (p) to do all other acts and things reasonably necessary to carry out this Agreement; and such Grantor agrees to reimburse the Agent on demand for any reasonable and documented out-of-pocket payment made or any reasonable and documented out-of-pocket expense incurred by the Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Agent, for the benefit of the Secured Parties, under this Section 11 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any other Secured Party to exercise any such powers.

12.       Proceeds of Collateral. Any proceeds of Collateral consisting of collections of or payments on Accounts or accounts receivable of the Grantors or proceeds from the sale, lease or other disposition of or realization on Collateral, in each case, received by the Agent after the occurrence and during the continuance of an Event of Default shall be applied to the payment of the Secured Obligations by the Agent in accordance with the terms of Section 2(j) of the Credit Agreement, and any surplus shall be returned to the Grantors or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the Grantors). By way of enlargement and not by way of limitation of the rights of the Agent under applicable law or the Credit Agreement or the other Transaction Documents, the Agent shall allocate the proceeds of the Collateral to the Secured Obligations (including without limitation, the Loans) in accordance with the terms of the Credit Agreement. In the event that the proceeds of any sale, lease or other disposition of or realization on the Collateral hereunder are insufficient to pay all of the Secured Obligations in full (other than contingent indemnification obligations which have not been asserted), the Grantors will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable and documented out-of-pocket attorneys’ fees, expenses and disbursements in accordance with Section 9(e) of the Credit Agreement.

13.       Custody Account, Other Accounts. Upon the occurrence and during the continuance of an Event of Default, the Agent may prevent withdrawals or other dispositions of assets, including Investment Property, in the Custody Account and any other account that is subject to a Control Agreement in each case, in accordance with the terms thereof.

14.       Investment Property/Instruments/Pledged Equity. Upon the occurrence of an Event of Default and during the continuation thereof, (i) the Agent shall have the right to receive (with simultaneous written notice upon any Grantor) any and all cash dividends, payments or distributions made in respect of any Investment Property, Instruments, or Pledged Equity or other Proceeds paid in respect of any Investment Property, Instruments, and Pledged Equity, (ii) any or all of any Investment Property or Pledged Equity may, at the option of the Agent, be registered in the name of the Agent or its nominee and (iii) the Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Agent in writing) the right to exercise (with simultaneous written notice upon any Grantor) or refrain from exercising, but under no circumstances is the Agent obligated by the terms of this Agreement or otherwise to exercise, (A) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its reasonable discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any issuer or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent (at the direction of the Required Lenders) may determine), all without liability except to account for property actually received by it; but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each issuer with respect to any Collateral consisting of Investment Property, Instruments, and/or Pledged Equity, upon the occurrence of an Event of Default and during the continuance thereof, to: (i) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) pay any dividends, distributions or other payments with respect to any Investment Property, Instruments, or Pledged Equity directly to the Agent following any instruction received by it from the Agent in writing. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent’s exercising its corresponding rights pursuant to this Section 14, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property, Instrument, and any Pledged Equity to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Transaction Documents.

15.       Power of Attorney and Irrevocable Proxy. Each Grantor hereby designates and appoints the Agent, on behalf of the Secured Parties, and each of its designees or agents, as such Grantor’s true and lawful attorney-in-fact, irrevocably and, with full power of substitution, and grants to the Agent this IRREVOCABLE PROXY, in each case subject to the terms of this Agreement and the other Transaction Documents, with authority to take, or refuse to take, any or all of the following actions, in each case automatically upon the occurrence and during the continuance of an Event of Default. This power of attorney is an irrevocable power coupled with an interest, and shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, terminating only upon the payment in full of the Obligations (other than other than contingent indemnification and expense reimbursement obligations for which no claim has been asserted in writing). The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or Law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Agent or any other Secured Party to exercise any such powers.

16.       Credit Agreement, etc. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Agent. In the event that any provision of this Agreement is in conflict with the terms of the Credit Agreement, the Credit Agreement shall control. Unless the context shall otherwise clearly indicate, the terms “Secured Party” and “Secured Parties” as used herein shall be deemed to include the Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement.

17.       Waivers, etc. Each Grantor hereby waives (to the extent permitted by applicable law) presentment, demand, notice, protest and, except as is otherwise provided herein or in the other Transaction Documents, all other demands and notices, in connection with this Agreement or the enforcement of the Secured Parties’ rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives (to the extent permitted by applicable law) notice of the granting of renewals, extensions of time for payment or other indulgences to the other Grantors or to any account debtor in respect of any Account, including without limitation, any account receivable or to any other third party, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Agent on behalf of the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Each Grantor further waives (to the extent permitted by applicable law) any right it may have under the laws of the State of New York, under the laws of any state in which any of the Collateral may be located, or under the laws of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent or the Secured Parties and waives (to the extent permitted by applicable law) its rights, if any, to object to, set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing or was not commercially reasonable. Each Grantor’s waivers under this section have been made voluntarily, intelligently and knowingly and after such Grantor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights, and shall be construed and enforced to the fullest extent enforceable under applicable law.

18.       Termination; Assignment, etc. When all the Secured Obligations have been paid in full (other than contingent indemnification obligations which have not been asserted) and have been terminated and the Loan Commitments of the Lenders to make any Loans under the Credit Agreement have terminated or expired, this Agreement and the security interest in the Collateral created hereby shall automatically terminate. In such event, the Agent agrees to promptly execute appropriate releases of liens on the Collateral upon the request of the Grantors and at the Grantors’ expense. No waiver by the Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment of part or all of the Secured Obligations by any Secured Party in accordance with the provisions of the Credit Agreement, each such Secured Party may assign or transfer its respective rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder. In the event of a sale or assignment of Collateral in accordance with and pursuant to the terms of the Credit Agreement, the security interest in such Collateral shall automatically terminate upon the consummation of such sale or assignment.

19.       Reinstatement. Notwithstanding the provisions of Section 18, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any other Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any intervener or conservator of, or trustee or similar official for Borrower or any substantial part of any of their properties, or otherwise, all as though such payments had not been made.

20.      Governmental Approval. Prior to or, where permitted, upon the exercise by the Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, each Grantor will use commercially reasonable efforts to execute and deliver, or will use commercially reasonable efforts to cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Agent, any Secured Party or any Grantor may be required to obtain for such governmental consent, approval, qualification or authorization.

21.       Notices. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

22.       Joinder. Any other Person (including any new Subsidiary of Borrower that is required to become a party to this Agreement pursuant to Section 5(n) of the Credit Agreement) may become a party hereto by executing and delivering to the Secured Parties a joinder hereto substantially in the form of Exhibit A hereto and upon the execution and delivery of such joinder to the Agent shall become a Grantor hereunder and shall become bound by the terms and provisions hereof with the same force and effect as if originally named a Grantor herein. The obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

23.       Amendment. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by the Agent and the Grantors.

24.      Entire Agreement. This Agreement and the other Transaction Documents to which each Grantor is a party constitute the entire agreement between the Grantors and the Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the parties hereto. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

25.       Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Secured Parties and be binding upon the Agent and each Grantor and their respective successors and permitted assigns; provided that, subject to the terms and conditions set forth in the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Secured Parties. The term “Secured Parties” shall be deemed to include any other holder of any of the Secured Obligations. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” should be construed to have the same meaning and effect as the word “shall.” In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

26.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New York. Each Grantor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in any state or federal court located in the State of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Grantor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 21 hereof or as otherwise provided under the laws of the State of New York. Nothing in this Agreement shall affect any right the Agent or any Secured Party may otherwise have to bring an action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction. EACH GRANTOR AND EACH SECURED PARTY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH GRANTOR OR SUCH SECURED PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as a sealed instrument as of the date first above written.

Grantor:

TERRA INCOME FUND 6, INC.

By:	/s/ Gregory M. Pinkus
Name:	Gregory M. Pinkus
Title:	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Agent:

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Taylor Pine
Name:	Taylor Pine
Title:	Director

EXHIBIT A

JOINDER, dated as of [_______], [____], made by [______________________], a [_____________________] (the “Additional Grantor”), in favor of Eagle Point Credit Management LLC (“Eagle Point”), as administrative agent (together with its successors and assigns, in such capacity, the “Agent”) for the benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Terra Income Fund 6, Inc., a Maryland corporation (together with any Subsidiary that may join as a borrower thereunder, the “Borrower”) have entered into that certain Credit Agreement, dated as of April 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the lenders from time to time party thereto (the “Lenders”) and the Agent, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain Loans and Loan Commitments to the Borrower;

WHEREAS, in connection with the Credit Agreement, each Grantor (other than the Additional Grantor) have entered into a Security Agreement, dated as of April 9, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.      Security Agreement. By executing and delivering this Joinder, the Additional Grantor, as provided in Section 22 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. In furtherance of the foregoing, the Additional Grantor, as security for the Secured Obligations, does hereby create and grant to the Agent for itself and for the benefit of the other Secured Parties a security interest in and lien on all of the Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the Additional Grantor. Schedule I attached hereto is added as an additional Schedule I to the Security Agreement and the information set forth in Annex 1 hereto is hereby added to the information set forth in the other Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in the Security Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date.

2.      Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as a sealed instrument as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Schedule I to Joinder

[Attach Perfection Certificate for Additional Grantor]

Annex 1 to the Joinder

Supplement to Schedule II

Supplement to Schedule III

Supplement to Schedule IV

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